Exhibit 99.1
News Release

Cenveo Corporation Announces Offer to Exchange
Outstanding 11.500% Senior Notes due 2017 (CUSIP No. 15671B AG6)
for
New 6.000% Senior Notes due 2024 and
Warrants to Purchase Shares of Common Stock of Cenveo, Inc.

STAMFORD, CT - (May 11, 2016) - Cenveo Corporation, a Delaware corporation (the “Company”), today announced the commencement of an offer to exchange (the “Exchange Offer”), upon the terms and conditions set forth in the offering memorandum, dated May 10, 2016, and the related letter of transmittal, its outstanding 11.500% Senior Notes due 2017 (the “11.500% Notes”) held by Eligible Holders (as defined below) for newly issued 6.000% senior notes due 2024 (the “New Notes”) and warrants (the “Warrants”) to purchase shares of common stock, par value $0.01 per share, of Cenveo, Inc. (NYSE: CVO) (“Common Stock”), representing in the aggregate 16.6% of the outstanding Common Stock, at an exercise price of $1.50 per share. Cenveo, Inc., a Colorado corporation, is a holding company and holds all of the capital stock of the Company.
In connection with the Exchange Offer, the Company has entered into support agreements (the “Support Agreements”), each dated May 10, 2016, with each of Allianz Global Investors U.S., LLC (“Allianz”) and two additional holders of the 11.500% Notes (together with Allianz, collectively, the “Supporting Noteholders”), pursuant to which the Supporting Noteholders have agreed to tender $145.8 million aggregate principal amount of outstanding 11.500% Notes (representing approximately 76.8% of all outstanding 11.500% Notes) to the Company in the Exchange Offer. The Support Agreements further provide that the Supporting Noteholders will not, among other things, (i) transfer any of their 11.500% Notes, or (ii) take any action that may interfere with, or fail to take any action that may be necessary or appropriate to permit or facilitate, the timely and complete implementation, conduct and consummation of the Exchange Offer and the Supporting Noteholder’s obligations to the Company under the Support Agreements or any related agreements.
The Exchange Offer will expire at 11:59 p.m., New York City time, on June 7, 2016, unless extended by the Company (such date and time, the “Expiration Date”). For each $1,000 principal amount of 11.500% Notes validly tendered at or prior to the Expiration Date and not validly withdrawn prior to the Withdrawal Deadline (as defined below) that is accepted for exchange in the Exchange Offer, Eligible Holders will receive $700 aggregate principal amount of New Notes and Warrants to purchase the Applicable Number (as defined below) of shares of Common Stock. Applicable Number means, for each $1,000 principal amount of 11.500% Notes, the product of (i) the number of shares to be issued per $1,000 principal amount, assuming 100% participation, and (ii) a fraction, the numerator of which is (x) the aggregate principal amount of outstanding 11.500% Notes and (y) the denominator of which is the aggregate principal amount of 11.500% Notes acquired by the Company in the Exchange Offer and the Affiliate Negotiated Exchange (as defined below). Based on the amount of 11.500% Notes to be acquired in the Exchange Offer from Supporting Noteholders and in the concurrent private exchange with the Affiliated Holders (as defined below), we expect that the Applicable Number will in no event be less than 59 or more than 75.
New Notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof, and the amount of New Notes issued to an Eligible Holder in the Exchange Offer will be rounded down to the nearest whole multiple of $1,000 and no additional consideration will be paid for such rounding down. The number of shares of Common Stock subject to a Warrant issued to an Eligible Holder in the Exchange Offer will be rounded down to the nearest whole share, and no additional consideration will be paid for such rounding down.
The Company expects to pay accrued but unpaid interest on the 11.500% Notes on May 15, 2016, but for any period thereafter, it will not pay accrued but unpaid interest on any 11.500% Notes accepted in the Exchange Offer.
Tenders of 11.500% Notes pursuant to the Exchange Offer, other than tenders by the Supporting Noteholders, may be withdrawn at any time prior to 11:59 p.m., New York City time, on May 23, 2016, but not thereafter, except in limited circumstances as set forth in the offering memorandum (such date and time, the “Withdrawal Deadline”).

Concurrent with the Exchange Offer, the Company is seeking to amend its asset-based revolving credit facility (the “ABL Facility”), to extend the term of the ABL Facility through 2021 and to reduce the commitments thereunder by $50.0 million. The new maturity date under the ABL Facility will be 2021, with a springing maturity of May 2019 ahead of the Company’s existing 6.000% senior priority secured notes due 2019 (the “6.000% Notes”) in the event that more than an amount to be determined of the 6.000% Notes remain outstanding at such time (the “ABL Amendment”).
Concurrent with the ABL Amendment and prior to the Expiration Date, the Company and Allianz have agreed to enter into a note purchase agreement (the “Secured Note Purchase Agreement”). Pursuant to the Secured Note Purchase Agreement, the Company will issue a new secured note to Allianz in an aggregate principal amount of $50.0 million (the “New Secured Note”), the proceeds of which would be applied to reduce the outstanding principal amount under the ABL Facility. The New Secured Note would be secured by the same collateral that secures the ABL Facility, the 6.000% Notes and the Company’s 8.500% junior priority secured notes due 2022 (the “8.500% Notes”).  With respect to the ABL Facility, the New Secured Note would rank junior with respect to all collateral.  With respect to the 6.000% Notes, the New Secured Note would rank junior with respect to notes priority collateral and senior with respect to ABL Facility priority collateral.  With respect to the 8.500% Notes, the New Secured Note would rank senior with respect to all collateral.
The Company has entered into a separately negotiated securities exchange agreement (the “Affiliate Exchange Agreement”), dated May 10, 2016, with certain affiliated noteholders who are not Eligible Holders (such ineligible holders, the “Affiliated Holders”). Pursuant to the Affiliate Exchange Agreement, the Affiliated Holders have agreed to tender to the Company all of the 11.500% Notes owned by the Affiliated Holders as of such date, in exchange (the “Affiliate Negotiated Exchange”) for the issuance to the Affiliated Holders by the Company of New Notes and Warrants in the same proportion as are offered for the 11.500% Notes pursuant to the Offer (i.e., $700 aggregate principal amount of New Notes and Warrants to purchase the Applicable Number of shares of Common Stock for each $1,000 aggregate principal amount of such 11.500% Notes). The Affiliated Holders cumulatively owned $4.189 million aggregate principal amount of 11.500% Notes, representing 2.2% of all outstanding 11.500% Notes, as of the date of the Affiliate Exchange Agreement. The Affiliated Holders are not eligible to participate in, and will receive no New Notes or Warrants pursuant to, the Exchange Offer.  Pursuant to the Affiliate Exchange Agreement, the Affiliate Negotiated Exchange will close upon the closing of the Exchange Offer and is subject to customary closing conditions.
The consummation of the Exchange Offer is subject to, and conditional upon, the satisfaction or waiver of certain conditions, including, among other things, (i) the ABL Amendment, (ii) concurrently with the ABL Amendment, the issuance of the New Secured Note and (iii) certain other customary conditions.
The Company and Allianz have agreed to enter into a note purchase agreement (the “Allianz 7% Note Purchase Agreement”).  Pursuant to the Allianz 7% Note Purchase Agreement, the Company shall purchase all of its 7% senior exchangeable notes due 2017 (the “7% Notes”) owned by Allianz as of the Settlement Date of the Exchange Offer in exchange for: (a) payment in cash in an amount equal to (i) the aggregate principal amount of such 7% Notes multiplied by 0.6 plus, (ii) an amount of interest on the amount payable pursuant to the immediately preceding clause (i) at an annual interest rate of 7% per annum, such interest shall begin to accrue on the date hereof and shall continue to accrue until (and including) the Settlement Date and be computed based on a year of 360 days; (b) payment in cash of interest that shall have accrued in respect of such 7% Notes in accordance with the indenture relating to such 7% Notes but remains unpaid at the closing of the purchase; and (c) delivery to Allianz of Warrants to purchase 3.3% of the outstanding shares of the Common Stock as of the Settlement Date; provided that the closing of such purchase will not occur until the earlier of a date determined by the Company and January 31, 2017.  Allianz owns $ 37,545,000 aggregate principal amount of the 7% Notes, representing approximately 77% of all outstanding 7% Notes, as of the date hereof. The transactions contemplated by the Allianz 7% Note Purchase Agreement are subject to the condition precedent, among others, that the Exchange Offer is consummated in accordance herewith.
Documents relating to the Exchange Offer will only be distributed to “Eligible Holders” of 11.500% Notes who complete and return an eligibility form confirming that they are a “qualified institutional buyers” as such term is defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The complete terms and conditions of the Exchange Offer, as well as the terms of the New Notes and the Warrants, are described in the offering memorandum and related letter of transmittal, copies of which may be obtained by contacting MacKenzie Partners, Inc., the information agent in connection with the Exchange Offer, at (212) 929-5500 (call collect) or (800) 322-2885 (toll free) or by email to proxy@mackenziepartners.com.
The New Notes, the Warrants and the shares of Common Stock underlying the Warrants and the offering thereof have not been registered under the Securities Act, or under any state securities laws. The New Notes, the Warrants and the shares of Common Stock underlying the Warrants may not be offered or sold within the United States, absent registration or an applicable exemption from registration requirements. In respect of the Warrants and the shares of Common Stock underlying the Warrants, the Company will execute a registration rights agreement as part of the Exchange Offer, pursuant to which it agrees to file a registration statement covering the resale of the Warrants and the shares of Common Stock to be issued upon exercise of the Warrants, and to use its commercially reasonable efforts to have that registration statement declared effective within a certain period of time. The Exchange Offer is not being made to holders of 11.500% Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This press release does not constitute an offer to sell, or a solicitation of any offer to buy, any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Eligible Holders must make their own decision as to whether to tender their 11.500% Notes in the Exchange Offer and, if so, the principal amount of 11.500% Notes to tender.
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Cenveo (NYSE: CVO), world headquartered in Stamford, Connecticut, is a leading global provider of print and related resources, offering world-class solutions in the areas of custom labels, envelopes, commercial print, content management and publisher solutions. The company provides a one-stop offering through services ranging from design and content management to fulfillment and distribution. With a worldwide distribution platform, we pride ourselves on delivering quality solutions and service every day for our more than 100,000 customers. For more information please visit us at www.cenveo.com.
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Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. In view of such uncertainties, investors should not place undue reliance on such forward-looking statements. Such statements speak only as of the date of this release, and Cenveo, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors which could cause actual results to differ materially from management’s expectations include, without limitation: (i) recent United States and global economic conditions have adversely affected Cenveo, Inc. and could continue to do so; (ii) Cenveo, Inc.’s substantial level of indebtedness could impair its financial condition and prevent it from fulfilling its business obligations; (iii) Cenveo, Inc.’s ability to service or refinance its debt; (iv) the terms of Cenveo, Inc.’s indebtedness impose significant restrictions on its operating and financial flexibility; (v) additional borrowings available to Cenveo, Inc. could further exacerbate its risk exposure from debt; (vi) Cenveo, Inc.’s ability to successfully integrate acquired businesses with its business; (vii) a decline in Cenveo, Inc.’s consolidated profitability or profitability within one of its individual reporting units could result in the impairment of its assets, including goodwill and other long-lived assets; (viii) the industries in which Cenveo, Inc. operates its business are highly competitive and extremely fragmented; (ix) a general absence of long-term customer agreements in Cenveo, Inc.’s industry subject its business to quarterly and cyclical fluctuations; (x) factors affecting the United States postal services impacting demand for Cenveo, Inc.’s products; (xi) the availability of the Internet and other electronic media adversely affecting Cenveo, Inc.’s business; (xii) increases in paper costs and decreases in the availability of raw materials; (xiii) Cenveo, Inc.’s labor relations; (xiv) Cenveo, Inc.’s compliance with environmental laws; (xv) Cenveo, Inc.’s dependence on key management personnel; (xvi) any failure, interruption or security lapse of Cenveo, Inc.’s information technology systems; and (xvii) statutory requirements that share repurchases are subject to certain asset sufficiency standards. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact Cenveo, Inc.’s business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at www.cenveo.com.

Inquiries from analysts and investors should be directed to Ayman Zameli at (203) 595-3063.